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                                    EXHIBIT 5

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                               CONSENT OF TRUSTEE

      Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue by Green Point Home Equity Loan Trust 2000-1, Asset-Backed Securities, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Dated:  June 26, 2000                                 Bankers Trust Company
                                                      By:  /s/Judy L. Gomez
                                                           ----------------
                                                      Assistant Vice President